UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 20, 2009
                Date of Report (Date of earliest event reported)


                              QUARTZ VENTURES INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-152754                 71-1029846
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

          723 Kincora Bay NW
           Calgary, Alberta                                         T3R 0B1
(Address of principal executive offices)                           (Zip Code)

                                 (403) 452-0771
               Registrant's telephone number, including area code

                           11730 Briarwood Circle, #1
                          Boynton Beach, Florida 33437
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on January 20, 2009, the Board of Directors of Quartz Ventures Inc., a Nevada corporation (the "Company") accepted the resignation of Richard Goodhard as the President, Secretary, Treasurer and a member of the Board of Directors of the Company and the resignation of Glenn Ennis as a membr of the Board of Directors. The resignation of Mr. Goodhart is not a result of any disagreement between the Company or Mr. Goodhart pertaining to matters relating to the Company's operations, policies or practices. The resignation of Mr. Ennis is not a result of any disagreement between the Company or Mr. Ennis pertaining to matters relating to the Company's operations, policies or practices. Concurrently, the Boardof Directors accepted the consent of one of its current members of the Board of Directors, Fred DaSilva, as the President/Chief Executive Officer, Secretary and Treasurer and the consent of Rick Shykora as a member of its Board of Directors.

In accordance with a wrriten consent of resolutions of the Board of Directors dated January 20, 2009, Fred DaSilva was duly appointed as the President/Chief Executive Officer, Secretary and Treasurer of the Company and Rick Shykora was duly appointed as a member of the Board of Directors. Therefore, as of the date of this Current Report, the Company's Board of Directors is comprised of Fred DaSilva and Rick Shykora.

BIOGRAPHY

FRED DASILVA. Mr. DaSilva has served as a member of our Board of Directors since September 25, 2008. During the past twenty years, Mr. DaSilva has been involved with a wide variety of private and public companies providing consulting services in the areas of business planning and development, mergers and acquisitions, financing and business development. He has been directly involved in raising investment capital for several companies in the oil and gas sector that have been start-up and emerging growth public companies. Mr. DaSilva's responsibilities include sourcing of oil and gas prospects for acquisition and the leasing of key properties for exploration. From approximately 2007 to present, Mr. DaSilva has been engaged as a consultant. From approximately 2005 through 2006, Mr. DaSilva was the president of Frontier Energy. From approximately 2004 through 2005, Mr. DaSilva was the president of DMT Energy. From approximately 1994 through 2003, Mr. DaSilva was the president of Maddison Investments. And, from approximately 1986 through 1993, Mr. DaSilva was a senior buyer involved in negotiations and strategic planning for Pancanadian Petroleum.

RICK SHYKORA. During the past twenty years, Mr. Shykora has been directly involved with a wide variety of publis companies involved in a diverse range of industry sectors and with cnsulting firms specializing in services for public companies. These services have included investor relations, public relations and corporate governance capacities. Mr. Shykora is also the chief executive officer and a director of Frontier Energy Corp. from approximately September 2008 to current where he is responsible for managing operations, the vice president of communications and a director of Diversity Group International Inc. from approximately August 2007 to present where he is responsible for corporate governance, and the managing partner of MSK Holding LLC from approximately June 2007 to present. Previously, Mr Shykora was the chief executive officer of Sigma Global Corp. from approximately September 2006 through July 2007 where he was responsible for business development. He was previously a consultant for Ifinix Corp from March 2006 through December 2006 and a consultant forAutobadXL Inc. from approximately March 2005 through June 2006. Mr. Shykora was also a manger for Sure Trace Security Corp. from approximately November 2003 through June 2005 where he was responsible for regulatory compliance. Mr. Shykora was a land banker with Walton International Group from approximately January 2003 through September 2003.Mr. Shykora was educaed at the Univeristy of Alberta and earned a Bachelor of Science degree.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUARTZ VENTURES INC.


DATE: January 26, 2009                         /s/ Fred DaSilva
                                               ---------------------------------
                                        Name:  Fred DaSilva
                                        Title: President/Chief Executive Officer

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